United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) January 20, 2015

madison explorations, inc.
(Exact name of registrant as specified in its chapter)

Nevada	000-51302	Pending
(State or other Jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2825 E. Cottonwood Parkway, Suite 500 Salt Lake City, Utah	84121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (801) 326-0110

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Madison Explorations, Inc.	Page 2

Information to be included in report

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 13, 2015, Joseph Gallo consented to and was appointed as an additional director of Madison.

Also, on January 13, 2015, Frank McEnulty resigned as the Chief Financial Officer, the Chief Financial Officer, and the Corporate Secretary, and as a director of Madison.

Also, on January 13, 2015, Mr. Gallo consented to and was appointed the Chief Executive Officer, the Chief Financial Officer and the Corporate Secretary of Madison by the board of directors.

The board of directors of Madison currently consists of Joseph Gallo as the sole director and as the Chief Executive Officer, the Chief Financial Officer and the Corporate Secretary of Madison.

Joseph Gallo (56 years old) has been a director and officer of Madison since January 2015. During the last five years Mr. Gallo he has devoted his time to developing his residential construction and rehabilitation business (d/b/a “Solid Construction”) that he founded and has run since 1992.

During the past three years, Mr. Gallo has also served as a director of the following listed companies: Madison Explorations, Inc..

There is no family relationship among the directors or officers of Madison.

During the last two years, there has been no transaction or proposed transaction that Madison was or is a party to in which Mr. Gallo had or is to have a direct or indirect material interest.

Form 8-K	Madison Explorations, Inc.	Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Madison Explorations, Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

madison explorations, inc.

Dated: January 20, 2015	By:	/s/ Joseph Gallo
Joseph Gallo – CEO